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                                                                  EXHIBIT 10.10

                          LOAN MODIFICATION AGREEMENT

     This Loan Modification Agreement is entered into as of May 10, 1999, by and between Fort Point Partners, Inc. ("Borrower") and Silicon Valley Bank ("Bank").

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated May 11, 1998, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Committed Revolving Line in the original principal amount of One Million Dollars ($1,000,000). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the indebtedness shall be referred to as the "Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERMS.

     A.   Modification(s) to Loan Agreement

          1. Subparagraph (a) in Section 2.1.1 entitled "Revolving Advances" shall now read as:

               (a) Bank will make Advances not exceeding (i) the Committed Revolving Line or the Borrowing Base, whichever is less, minus
               (ii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit). Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.

          2. The following shall be included as Section 2.1.2 entitled "Letters of Credit":

               Letters of Credit. Subject to the terms and conditions of this Agreement, Bank agrees to issue or cause to be issued Letters of Credit for the account of Borrower in an aggregate face amount not to exceed (i) the lesser of the Committed Revolving Line or the Borrowing Base minus (ii) the then outstanding principal balance of the Note; provided that the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) shall not in any case exceed Three Hundred Thousand Dollars ($300,000). Each such Letter of Credit shall have an expiry date no later than one hundred eighty (180) days after the Revolving Maturity Date of the Committed Revolving Line, provided that Borrower's Letter of Credit reimbursement obligation shall be secured by cash on terms acceptable to Bank at any time after the Revolving Maturity Date if the term of the Agreement is not extended by Bank. All such Letters of Credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form of application and Letter of Credit agreement.



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               Borrower shall indemnify, defend and hold Bank harmless from any loss, cost, expense or liability, including, without limitation, reasonable attorneys' fees, arising out of or in connection with any Letters of Credit.

               Borrower may request that Bank issue a Letter of Credit payable in a currency other than United States Dollars. If a demand for payment is made under any such Letter of Credit, Bank shall treat such demand as an Advance to Borrower of the equivalent of the amount thereof (plus cable charges) in United States currency at the then prevailing rate of exchange in San Francisco, California, for sales of that other currency for cable transfer to the country of which it is the currency.

               Upon the issuance of any Letter of Credit payable in a currency other than United States Dollars, Bank shall create a reserve (the "Letter of Credit Reserve") under the Committed Line for Letters of Credit against fluctuations in currency exchange rates, in an amount equal to ten percent (10%) of the face amount of such Letter of Credit. The amount of such reserve may be amended by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Committed Revolving Line shall be reduced by the amount of such reserve for so long as such Letter of Credit remains outstanding.

          3. Notwithstanding anything to the contrary contained in Section 6.2 entitled "Financial Statements, Reports, Certificates", Borrower shall submit its audited fiscal year end financial statements within 120 days of year end, beginning with the year ending December 31, 1999.

          4. Section 6.7 entitled "Financial Covenants" is hereby deleted in its entirety and replaced with the following:

               Borrower will maintain as of the last day of each month:

               (i) Quick Ratio. A ratio of Quick Assets to Current Liabilities of at least 1.40 to 1.00.

               (ii) Debt/Tangible Net Worth Ratio. A ratio of Total Liabilities less Subordinated Debt to Tangible Net Worth plus Subordinated Debt of not more than 1.50 to 1.00.

               (iii) Profitability. Borrower will be profitable each quarter, except that Borrower may suffer a one fiscal quarterly loss per fiscal year.

          5. In Section 13 entitled "Definitions", the subsection (d) of the definition of "Eligible Accounts" shall now read as:

               (d) Accounts for an account debtor, including Affiliates, whose total obligations to Borrower exceeded 25% of all Accounts, for the amounts that exceed that percentage, unless the Bank approves in writing.

          6.   Section 13 entitled "Definitions" is hereby amended as follows:

               "Committed Revolving Line" is an Advance of up to $1,250,000.

               "Revolving Maturity Date" is May 10, 2000.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

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5.   PAYMENT OF LOAN FEE. Borrower shall pay to Bank a fee in the amount of Six
Thousand Two Hundred Fifty Dollars ($6,250) (the "Loan Fee").

6. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon payment of the Loan Fee.

     This Loan Modification Agreement is executed as of the date first written above.


BORROWER:                                    BANK:

FORT POINT PARTNERS, INC.                    SILICON VALLEY BANK

*By: /s/ JAMES ROCHE                         By: /s/ FRANCISCO TERRIZZANO
    --------------------------------            --------------------------------

*Name: JAMES ROCHE                           Name: Francisco Terrizzano
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*Title: CEO                                  Title: VP
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